UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 10, 2006

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 10, 2006, the Board of Directors of Tennant Company (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding Common Share of the par value of $.375 per share (the “Common Shares”) of the Company. The dividend is payable on December 26, 2006 (the “Record Date”) to shareholders of record on that date.

Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share of the par value of $.02 per share (the “Preferred Shares”) of the Company at a price of $100 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of November 10, 2006, between the Company and Wells Fargo Bank, N. A., as Rights Agent (the “Rights Agent”).

Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur upon the earlier of:

(i)          the close of business on the fifteenth day following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding Common Shares), or

(ii)         the close of business on the fifteenth day following the first public announcement relating to a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person).

Until the Distribution Date,

(i)          the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

(ii)         new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

(iii)        the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on December 26, 2016, unless extended or earlier redeemed or exchanged by the Company as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

(i)           in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,

(ii)          upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

(iii)         upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) hereof).

The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares which are integral multiples of one one-hundredth (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu thereof a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date prior to the date of exercise.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

In the event that, after the Distribution Date or within 15 days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold after the Distribution Date or within 15 days prior thereto, each holder of a Right (other than Rights which have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

In certain events specified in the Rights Agreement, the Company is permitted to temporarily suspend the exercisability of the Rights.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions) and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights which have become void under the terms of the Rights Agreement) for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

At any time prior to such time as a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the “Redemption Price”), payable in cash. The period of time during which the Rights may be redeemed may be extended by the Board of Directors of the Company if no person has become an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after such time as a person or group of affiliated or associated persons becomes an Acquiring Person, without the consent of the holders of the Rights, including an amendment prior to the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the 20% threshold for exercisability of the Rights to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (subject to certain exceptions) or (ii) 10%.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement (including all exhibits thereto) is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement.

Item 3.03	Material Modifications to Rights of Security Holders.

The information required by this item is included in Item 1.01 above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its adoption of the Rights Agreement, the Company’s Board of Directors approved an amendment to the Certificate of Designation of the Company. The Company will file Articles of Amendment of Certificate of Designation of the Company reflecting that amendment (the form of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein) (the “Articles of Amendment”) with the Secretary of State of the State of Minnesota on or about December 1, 2006. Once filed, the Articles of Amendment will be effective as of December 26, 2006.

The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of $1.00 per share or 100 times the dividend declared per Common Share, subject to adjustment. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of the greater of $100 per share or 100 times the payment made per Common Share, subject to adjustment. Each 1/100th of a Preferred Share will have one vote per share, voting together with holders of Common Shares, subject to adjustment. In the event of any consolidation, merger, combination, statutory share exchange or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share, subject to adjustment. These rights are protected by customary antidilution provisions.

The foregoing description of the rights of the Preferred Shares is qualified in its entirety by reference to the full text of the Articles of Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

4.1

Rights Agreement, dated as of November 10, 2006, between the Company and Wells Fargo Bank, N. A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on November 14, 2006).

4.2	Form of Amendment to the Certificate of Designation of Tennant Company (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on November 14, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY
Date: November 14, 2006	/s/ Heidi M. Hoard
Heidi M. Hoard Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

4.1	Rights Agreement, dated as of November 10, 2006, between the Company and Wells Fargo Bank, N. A., as Rights Agent.	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on November 14, 2006

4.2	Form of Amendment to the Certificate of Designation of Tennant Company	Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on November 14, 2006